================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                   FORM 8-K/A
                                 AMENDMENT NO. 1
                                TO CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 28, 2005





                             SEMOTUS SOLUTIONS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



           NEVADA                    0-21069                  36-3574355
--------------------------------------------------------------------------------
(State or other jurisdiction of    (Commission             (I.R.S. Employer
 incorporation or organization)    File Number)           Identification No.)


                 16400 Lark Ave., Suite 230, Los Gatos, CA 95032
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (408) 358-7100
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, including area code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

================================================================================

ITEM 9.   FINANCIAL STATEMENTS AND EXHIBITS.

          As reported in the Current Report on Form 8-K filed on March 30, 2005, by Semotus Solutions, Inc. ("Semotus"), Semotus acquired 100% of the issued and outstanding capital stock of Expand Beyond Corporation (the "Company"), for 1,910,961 shares of Semotus Solutions' common stock on March 28, 2005. Semotus may also issue additional shares over the following two years, pursuant to an earn-out arrangement as set forth in the Merger Agreement.

          Semotus hereby files this Form 8-K/A to file the following financial statements and related pro forma financial statements required pursuant to Item 9 of Form 8-K with respect to the acquisition:

          (a) Financial Statements of Business Acquired. The audited financial statements of Expand Beyond Corporation are set forth beginning on page 3 of this report.

               Independent Accountants' Report

               Consolidated Balance Sheets

               Consolidated Statements of Operations

               Consolidated Statements of Changes in Convertible Preferred Stock and Stockholders' Deficit

               Consolidated Statements of Cash Flows

               Notes to Financial Statements


          (b) Pro forma financial information. The pro forma financial information including Expand Beyond Corporation is set forth beginning on page 14 of this report.

               Unaudited Pro Forma Condensed Financial Information

               Unaudited Pro Forma Condensed Consolidated Balance Sheet

               Unaudited Pro Forma Condensed Consolidated Statement of
               Operations

               Notes to Unaudited Pro Forma Condensed Consolidated Financial Information


          (c)  Exhibits. The following exhibits are filed with this report:


               Exhibit Number   Description
               --------------   -----------

               2.1+ Merger Agreement by and among Semotus Solutions, Inc., Expand Beyond Corporation and Semotus Acquisition, Corp. dated March 24, 2005



          + Incorporated by reference to the Registrant's Form 8-K filed on March 30, 2005.

                         INDEPENDENT ACCOUNTANTS' REPORT




To the Stockholders' and Directors' of

Expand Beyond Corporation
750 N. Orleans Street, Suite 601
Chicago, Illinois 60610



We have audited the balance sheets of Expand Beyond Corporation (a Delaware Corporation) as of December 31, 2004 and 2003 and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Expand Beyond Corporation as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.


/s/ Alexander X. Kuhn & Co.
Alexander X. Kuhn & Co.
Certified Public Accountants


Dated: May 12, 2005

       Wheaton, Illinois

EXPAND BEYOND CORPORATION
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2004 AND 2003
(DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

===============================================================================================================



                                                                                       2004            2003
                                                                                   ------------    ------------
                                        ASSETS
Current Assets:
       Cash                                                                        $        633    $      1,818
       Accounts receivable                                                                   23             197
       Inventory, prepaid expenses and other current assets                                  19              37
                                                                                   ------------    ------------
                                                                                            675           2,052
Property, equipment and software:
       Property and equipment, net                                                          143             297
       Software development costs, net                                                       95             196
                                                                                   ------------    ------------
             Total property, equipment and software                                         238             493

Other assets                                                                                  5              56
                                                                                   ------------    ------------

             Total assets                                                          $        918    $      2,601
                                                                                   ============    ============

Current Liabilities:
       Accounts payable                                                            $         12    $         71
       Accrued expenses                                                                      13             168
       Deferred revenue                                                                      61             232
       Other current liabilities                                                              1               5
                                                                                   ------------    ------------

             Total current liabilities                                                       87             476
                                                                                   ------------    ------------

Convertible preferred stock:
       Series A convertible preferred stock, $0.0001 par value; 6,000,000 shares authorized; 5,619,903 shares issued and outstanding at December 31, 2004
       and 2003 (liquidation preference of $2.00 per share)                              11,151          11,151

       Series B convertible preferred stock, $0.0001 par value; 2,500,000 shares authorized; 1,665,909 shares issued and outstanding at December 31, 2004
       and 2003 (liquidation preference of $2.00 per share)                               3,624           3,624

Shareholders' deficit:
       Common stock, $0.0001 par value; 17,500,000 shares authorized and
       4,751,108 issued and outstanding at December 31, 2004 and 2003                         1               1
       Additional paid-in capital                                                          (502)           (502)
       Accumulated deficit                                                              (13,443)        (12,149)
                                                                                   ------------    ------------
             Total stockholders' deficit                                                (13,944)        (12,650)
                                                                                   ------------    ------------
             Total liabilities, convertible preferred stock and stockholders'
             deficit                                                               $        918    $      2,601
                                                                                   ============    ============


   The accompanying notes are an integral part of these financial statements.

EXPAND BEYOND CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
(DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

===============================================================================================================



                                                                                       2004            2003
                                                                                   ------------    ------------
Revenue                                                                            $        302    $        530

Cost of revenues                                                                            132             137
                                                                                   ------------    ------------

             Gross margin                                                                   170             393
Expenses:
       Research and development                                                             324           1,069
       Sales and marketing                                                                  179           1,754
       General and administrative                                                           968           1,720
                                                                                   ------------    ------------
             Total expenses                                                               1,471           4,543
                                                                                   ------------    ------------

Loss from operations                                                                     (1,301)         (4,150)

Interest income, net                                                                          7              25
                                                                                   ------------    ------------
             Net loss                                                              $     (1,294)   $     (4,125)
                                                                                   ============    ============

















   The accompanying notes are an integral part of these financial statements.

EXPAND BEYOND CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
(Dollars in thousands except share and per share data)

==================================================================================================================================
                              CONVERTIBLE
                            PREFERRED STOCK          MEMBER UNITS            COMMON STOCK
                        ----------------------  ----------------------  ----------------------  ADDITIONAL
                                                                                        PAR       PAID-IN   ACCUMULATED
                          SHARES      AMOUNT       UNITS      AMOUNT      SHARES       VALUE      CAPITAL     DEFICIT      TOTAL
----------------------- ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Balance,
December 31, 2000               --  $       --   4,000,000  $        1          --  $       --  $       --        (447)       (446)

Issuance of member units        --          --     748,963       1,777          --          --          --          --       1,777

Net Loss                        --          --          --          --          --          --          --      (2,076)     (2,076)
                        ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Balance at
September 12, 2001              --          --   4,748,963       1,778          --          --          --      (2,523)       (745)

POCKETDBA SYSTEMS, INC.
----------------------
Conversion to PocketDBA
Systems, Inc.                   --          --  (4,748,963)     (1,778)  4,748,963           1        (746)      2,523          --

Issuance of warrants
attached to bridge debt         --          --          --          --          --          --          34          --          34

Issuance of Series A
Convertible Preferred
Stock, net of issuance
cost of $88              5,619,903      11,151          --          --          --          --          --          --          --

Issuance of stock
options to non-employees        --          --          --          --          --          --         203          --         203

Net loss                        --          --          --          --          --          --          --      (2,064)     (2,064)
                        ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

Balance at
December 31, 2001        5,619,903      11,151          --          --   4,748,963           1        (509)     (2,064)     (2,572)

Issuance of stock
options to non-employees        --          --          --          --          --          --           4          --           4

Net loss                        --          --          --          --          --          --          --      (5,960)     (5,960)
                        ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

Balance at
December 31, 2002        5,619,903      11,151          --          --   4,748,963           1        (505)     (8,024)     (8,528)

Issuance of Series B
Convertible Preferred
Stock, net of issuance
cost of $41              1,665,909       3,624          --          --          --          --          --          --          --

Issuance of stock
options to non-employees        --          --          --          --          --          --           3          --           3

Stock options exercised         --          --          --          --       2,145          --          --          --          --

Net loss                        --          --          --          --          --          --          --      (4,125)     (4,125)
                        ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

Balance at
December 31, 2003        7,285,812      14,775          --          --   4,751,108           1        (502)    (12,149)    (12,650)

Net loss                        --          --          --          --          --          --          --      (1,294)     (1,294)
                        ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Balance at
December 31, 2004        7,285,812  $   14,775          --  $       --   4,751,108  $        1  $     (502) $  (13,443) $  (13,944)
                        ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

EXPAND BEYOND CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
DECEMBER 31, 2004 AND 2003
(DOLLARS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

========================================================================================


                                                                2004            2003
                                                            ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                $     (1,294)   $     (4,125)
    Adjustments to reconcile net loss to net cash use
         in operating activities:
       Depreciation and amortization                                 240             242
       Stock options issued to nonemployees for services              --               3
       Loss on disposal of assets                                     13              22
       Changes in assets and liabilities:
            Decrease(Increase) in accounts receivable                174            (143)
            Increases in inventory, prepaid expenses, and
                other current assets                                  68              58
       Decrease in accounts payable                                  (59)           (101)
       Decrease in accrued expenses                                 (155)             --
       (Decrease)Increase in other liabilities                        (4)              5
       (Decrease) Increase in deferred revenue                      (171)              3
                                                            ------------    ------------

            Net cash used in operating activities                 (1,188)         (4,036)

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                               --             (57)
    Development of software                                            3             (54)
    Increase in other assets                                          --              (7)
                                                            ------------    ------------

            Net cash used in investing activities                      3            (118)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of convertible preferred stock             --           3,665
    Stock issuance costs                                              --             (41)
                                                            ------------    ------------

            Net cash provided by financing activities                 --           3,624

Net decrease in cash and cash equivalents                         (1,185)           (530)
                                                            ------------    ------------
Cash and cash equivalents, beginning of period                     1,818           2,348
                                                            ------------    ------------
Cash and cash equivalents, end of period                    $        633    $      1,818
                                                            ============    ============



   The accompanying notes are an integral part of these financial statements.

EXPAND BEYOND CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

1.   NATURE OF THE BUSINESS

     Expand Beyond Corporation (the "Company") commenced operations on June 30, 2000 as PocketDBA Systems LLC and is engaged in the development and marketing of software products that enable corporations to wirelessly manage their information technology infrastructure using handheld devices. In September 2001, PocketDBA Systems LLC merged into Pocket DBA Systems, Inc., a Delaware corporation and was renamed Expand Beyond Corporation. The Company formed XB SARL, a French subsidiary, in March 2002. The Company dissolved EX SARL in August 2003. XB SARL is 100% consolidated into the financial statements of the Company.

     The accompanying consolidated financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a limited operating history, has incurred losses from operations since its inception and has a net stockholders' deficit. On March 24, 2005, the Company entered into a Merger Agreement with Semotus Acquisition Corp. and Semotus Solutions, Inc. The capital stock of the Company with be exchange for capital stock of Semotus Solutions, Inc.

2.   SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

     GENERAL

     The 2003 consolidated financial statements include the accounts of Expand Beyond Corporation and its wholly owned subsidiary XB SARL. Expand Beyond Corporation dissolved XB SARL in August 2003. All significant 2003 intercompany items have been eliminated in consolidation.

     FOREIGN CURRENCY TRANSLATION

     Transactions in currencies other than the functional currency are recorded at the rates of exchange prevailing at the date of the transaction. Monetary assets and liabilities in currencies other than the functional currency are translated at the rates of exchange prevailing at the balance sheet date and the related gains and losses are reported in the consolidated statement of income.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents.

     FAIR VALUE OF FINANCIAL STATEMENTS

     The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts receivable, accounts payable and other accrued expenses, approximate their fair values due to their short maturities.

     CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of trade accounts receivable. To minimize risk, ongoing credit evaluations of customers' financial condition are performed, although collateral generally is not required. For the year ended December 31, 2004, two customers together accounted for over 10% of total revenue. For the year ended December 31, 2003, two customers accounted for 29% of total revenue.

     INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the specific identification method. Inventories consist primarily of finished products held for sale.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

     CAPITALIZED SOFTWARE DEVELOPMENT COSTS

     The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed" (SFAS No.
     86), under which certain software development costs incurred subsequent to the establishment of technological feasibility are capitalized and amortized over the estimated lives of the related products. For the years ended December 31, 2004 and 2003, the Company capitalized $2,700 and $54,000 of software development costs and recognized $101,400 and $77,300 in amortization expense, respectively. The lives of the products are estimated to be three years.

     REVENUE RECOGNITION

     The Company's revenue is derived from primarily two sources: (i) software license revenue, derived primarily from software licenses to resellers and end users, and (ii) service revenue, derived primarily from providing support and maintenance services to end users.

     The Company recognizes revenue under AICPA Statement of Position 97-2, "Software Revenue Recognition" and its related interpretations. Revenue from software licenses and support and maintenance services is recognized ratably over the contractual period upon completion of the installation and acceptance by the customer. Revenue from perpetual software licenses is recognized in full upon completion of installation and acceptance by the customer as the life of the perpetual licenses can not be reasonably estimated. Payments for supported maintenance fees are generally made in advance and are nonrefundable. Amounts received from customers in advance of the revenue completion process are deferred and shown as a current liability.

     ACCOUNTING FOR STOCK-BASED COMPENSATION

     Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") and related interpretations. Stock-based awards to nonemployees are accounted for under the provisions of SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18 "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services ("EITF96-18").

     ADVERTISING COSTS

     Advertising costs are charged to operations as incurred. Advertising costs were approximately $1,600 and $114,000 for the years ended December 31, 2004 and 2003, respectively.

     INCOME TAXES

     Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

     Valuation allowances are provided if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     COMPREHENSIVE INCOME

     SFAS No. 130, "Reporting Comprehensive Income", requires a full set of general purpose financial statements to be expanded to include the reporting of "comprehensive income." Comprehensive income is comprised of two components, net income and other comprehensive income. For the years ended December 31, 2004 and 2003, no items qualified as other comprehensive income.

     GUARANTEES

     The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally the Company's business partners or customers, in connection with any U.S. patent, trade secret or any copyright or other intellectual property infringement claim by any third parry with respect to the Company's products. The term of these indemnification agreements is generally perpetual any time after execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is equal to the residual value of the license fees paid by the license at a three year amortized rate beginning on the effective date.

     The Company warrants that its software products will conform in all material respects in accordance with its standard published specifications in effect at the time delivery of the licensed products to the customer for a period of thirty days after delivery of the product.

     Based on historical experience and information known as of December 31, 2004, the Company has not recorded any liabilities for the above guarantees and indemnities.

     NEW ACCOUNTING STANDARDS

     In May 2003, the FASB issued Statement No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. The standard specifies that instruments within its scope embody obligations of the issuer and that, therefore, the issuer must classify them as liabilities. The guidance is effective immediately for all financial instruments entered into or modified after May 31, 2003. For all other instruments, the Standard goes into effect at the beginning of the fist interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of a non-public entity, for which FAS 150 is effective for existing or new contracts for fiscal years beginning after December 15, 2003. The Company does not expect the adoption of this standard to have a material effect on its financial statements.

3.   PROPERTY AND EQUIPMENT

                                                                  DECEMBER 31,
                                                       ----------------------------------
                                          ESTIMATED      2004                      2003
                                         USEFUL LIFE   --------                  --------
                                           (YEARS)               (IN THOUSANDS)
     Computer hardware and software           3        $    383                   $   424
     Equipment                                5              36                        38
     Furniture and fixtures                   7              52                        52
                                                       --------                  --------
                                                            471                       514

     Less: accumulated depreciation                        (345)                     (265)
         and amortization                              --------                  --------
                                                       $    126                   $   249

     Depreciation and amortization expense related to property and equipment for the years ended December 31, 2004 and 2003 was $138,000 and $164,000, respectively.

4.   CONVERTIBLE PROMISSORY NOTES

     During 2001, the Company issued subordinated promissory notes in the amount of $480,000. The notes provided for an interest rate of 8% per annum and were automatically converted into Series A Preferred Stock upon completion of the closing of the preferred stock financing. In connection with these promissory notes, the Company issued warrant to purchase 24,012 share of Series A Preferred Stock (see Note 5).

5.   CONVERTIBLE PREFERRED STOCK

     In March 2003, the Company authorized 8,500,000 shares of preferred stock, designating up to 6,000,000 shares of Series A convertible preferred stock (the "Series A Preferred") and designating up to 2,500,000 shares as Series B preferred stock (the "Series B Preferred"). At December 31, 2003 8,500,000 of the Company's common stock were reserved for issuance upon conversion of both Series A and Series B Preferred Stock.

     In September 2001, the Company authorized 6,000,000 shares of preferred stock and designated 6,000,000 shares as Series A convertible preferred stock (the "Series A Preferred Stock"). At December 31, 2002, 6,000,000 shares of the Company's common stock were reserved for issuance upon the conversion of the Series A Preferred Stock.

     The Series A and Series B Preferred Stock have the following characteristics:

     VOTING

     The holders of the preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitles to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote.

     DIVIDENDS

     The holders of the Series A and Series B Preferred Stock are entitled to receive, when and if declared by the Board of Directors and out of funds legally available, noncumulative dividends at the rate of $0.18, per share per annum, payable in preference and priority to any payment of any dividend on common stock. No dividends or other distributions shall be made with respect to the common stock until all declared dividends on the Series A or Series B Preferred Stock have been paid. Through December 31, 2004, no dividends have been declared or paid by the Company.

     LIQUIDATION PREFERENCE

     In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of the then outstanding Series A and Series B Preferred Stock shall receive for each share an amount equal to the sum of $2.00 per share of Series A and Series B Preferred Stock, plus all declared but unpaid dividends, payable in preference and priority to any payments made to the holders of the then outstanding coming stock.

     A liquidation shall be deemed to occur if any of the following occur: (i) any consolidation or merger of the Company with or into any other corporation, or any other corporate reorganization, in which the stockholders of the Company immediately prior to the liquidation won less than 50% of the voting power of the surviving entity immediately after the liquidation event; (ii) any transactions or series of related transactions in which in excess of 50% of the Company's voting stock is transferred; or
     (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company. As the Series A and Series B Preferred Stockholders had voting control of the Company at December 31, 2003, the Series A and Series B Preferred Stockholders could force a liquidation event and a deemed redemption of the Series A and Series B Preferred Stock at $2.00 per share. Under Emerging Issues task Force Issue No. D-98, "Classification and Measurement of Redeemable Securities", the Company has classified the Series A and Series B Preferred Stock outside permanent equity within the accompanying balance sheet.

     CONVERSION

     Each share of preferred stock, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by dividing the respective preferred stock issue price by the conversion price in effect at the time. The initial conversion price of Series A and Series B Preferred Stock is $2.00 and is subject to adjustment in accordance with anti-dilution provisions contained in the Company's Articles in Incorporation. Conversion is automatic immediately upon the closing of a firm commitment underwritten public offering in which the public offering price equals or exceeds $6.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and the aggregate proceeds raised exceed $35,000,000.

     WARRANTS

     In connection with the issuance of the notes to stockholders by the Company in 2001 (Note 4), the Company granted warrants to purchase 24,012 shares of Series A Preferred Stock at an exercise price of $2.00. The warrants expire upon the earlier of (i) July 31, 2006, (ii) the effective date of an initial public offering of the Company's common stock or (iii) the effective date of a merger or consolidation of the Company with another entity, or the sale of all or substantially all of its assets.

     The value of these warrants of $34,000 and issuance costs of $12,000 were recorded as a debt discount and amortized to interest expense in 2001, which was the term of the bridge debt.

6.   MEMBER UNITS AND COMMON STOCK

     In conjunction with the formation of PocketDBA Systems LLC, the founders contributed $1,000 for 4,000,000 member units. In 2001, Pocket DBA Systems LLC issued 748,963 member units for cash of $1,713,000 and services of $64,000.

     In September 2001, Pocket DBA Systems LLC merged into Pocket Systems, Inc. a Delaware corporation. Each unit holder received one share of common stock for each member unit held.

     Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding.

     At December 31, 2004 and 2003, the Company has outstanding 4,000,000 shares of common stock, which are subject to stock restriction agreements (the "Restriction Agreements"). Pursuant to the Restriction Agreements, the Company has the right to repurchase any shares of common stock in the event of termination of employment at 0.00025 per share. Shares subject to the repurchase rights lapse monthly over a 4-year period retroactive to November 1, 1999, subject to certain acceleration provisions. The repurchase agreement expired on November 1, 2003.

7.   STOCK OPTION PLAN

     In August 2001, the Company adopted the 2001 Stock Plan (the "Plan") which provides for the grant of incentive stock options, nonstatutory stock options and stock purchase rights for the purchase of up to 1,150,000 shares of the Company's common stock by employees and consultants of the Company. The Board determines the terms of each option, the option exercise price, the number of shares for which each option if granted, and the rate at which each option is exercisable. Vesting periods range from immediate vesting to four years. Incentive options may be granted to any employee at an exercise price per share of not less than the fair value per common share on the date of the grant (not less than 110% of fair value in the case of holders of more than 10% of the Company's voting stock) and with a term not to exceed ten years from the date of the grant (five years for incentive stock options granted to holders of more than 10% of the Company's voting stock). Nonstatutory stock options may be granted to any employee or consultant of the Company at an exercise price determined by the Board of Directors (not less than 100% of fair value in case of any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company or is acting in that capacity or is among the four most highly compensated officers of the Company other than the chief executive officer).

     The Company applies APB 25 and related interpretations in accounting for employee and director options granted under the Plan. No compensation cost has been recognized for employee stock-based compensation in 2004 or 2003. Had compensation cost been determined based on the fair value at the grant dates for awards in 2004 and 2003, consistent with the provisions of SFAS No. 123, the Company's net loss would have been consistent with the loss reported in the accompanying financial statements. Because options may vest over several years and additional option grants are expected to be made in future years, the above pro forma results are not representative of the pro forma results for future years.

     For purposes of pro forma disclosure, the fair value of each employee or director option grant was estimated on the date of grant using the minimum value method with the following assumptions:

                                            YEAR ENDED DECEMBER 31,
                                       --------------------------------
                                          2004                  2003
                                       ----------            ----------
     Dividend yield                            --                    --
     Risk free interest rate                  N/A          1.31 - 2.02%
     Expected Return                          N/A               5 years


     The Company issued 40,000 (14,167 vested) options to non-employees during 2003 and accounted for these issuances under EITF 96-18. Total value ascribed to these options was $2,550. For purposes of non-employee grants, the fair value of each grant was estimated on the measurement date using the following assumptions:

                                            YEAR ENDED DECEMBER 31,
                                       --------------------------------
                                          2004                  2003
                                       ----------            ----------
     Volatility                               N/A                  100%
     Dividend yield                            --                    --
     Risk free interest rate                  N/A                 1.83%
     Expected Return                          N/A              10 years


     The following table summarizes the activities of options issued by the Company to employees and nonemployees:

                                         YEAR ENDED DECEMBER 31, 2004      YEAR ENDED DECEMBER 31, 2003
                                       -------------------------------   -------------------------------
                                                          WEIGHTED                          WEIGHTED
                                          NUMBER OF        AVERAGE          NUMBER OF        AVERAGE
                                           OPTIONS      EXERCISE PRICE       OPTIONS      EXERCISE PRICE
                                       --------------   --------------   --------------   --------------
     Outstanding: beginning of period         980,066   $         0.77          910,301   $         0.41
     Granted at fair value                         --               --          200,295             0.20
     Granted at above fair value                   --               --               --               --
     Exercised                                     --               --               --               --
     Cancelled                                980,066               --          130,530             0.20
                                       --------------   --------------   --------------   --------------
     Outstanding: end of period                    --   $           --          980,066   $         0.40
                                       ==============   ==============   ==============   ==============
     Exercisable at end of period                  --   $           --          582,709   $         0.77

8.   INCOME TAXES

     Deferred tax assets consist of the following:


                                                        DECEMBER 31,
                                              -------------------------------
                                                   2004             2003
                                              --------------   --------------
                                                       (IN THOUSANDS)


     Net operating loss carryforwards         $        1,294   $        4,130
     Depreciation and amortization                       (25)             (54)
     Stock-based compensation                             --               40
     Other                                              (167)              66
                                              --------------   --------------

     Net deferred tax assets                           1,102            4,182
     Deferred tax asset valuation allowance           (1,102)          (4,182)
                                              --------------   --------------

                                              $           --   $           --
                                              ==============   ==============

     The Company has provided a valuation allowance for the full amount of its net deferred tax assets since the realization of any future benefit from deductible temporary differences and net operating loss carryforwards cannot be sufficiently assured at December 31, 2004. As discussed in Note 1, PocketDBA Systems LLC merged into PocketDBA Systems, Inc. in September 2001. Effective with the merger, the Company became a taxable entity. Previously, its earnings and losses were included in the tax returns of the unit holders, and the Company did not record a tax provision.

     At December 31, 2004, the Company has approximately $12.9 million of net operation loss carryforwards for federal income tax purposes that expire beginning in 2021, if not utilized.

9.   COMMITMENTS AND CONTINGENCIES

     The Company leases its office space and certain office equipment under noncancelable operating leases. Total rent expense under these operating leases were approximately $64,886 and $221,150 for the years ended December 31, 2004 and 2003, respectively.

     Future minimum lease payments under noncancelable operating leases at December 31, 2004 are as follows:

                                                          OPERATING
     YEAR ENDING DECEMBER 31,                               LEASES
     2005                                               $       65,010
     -----------------------------------------------------------------
                                                        $       65,010
     -----------------------------------------------------------------


10.  SUBSEQUENT EVENTS

     On March 24, 2005 the Company entered into a Merger Agreement with Semotus Solutions, Inc. ("Parent") and Semotus Acquisition Corp. ("Sub") with an effective date of March 28, 2005. The Company will merge with the Sub effective upon the filing of the Certificate of Merger with the Delaware Secretary of State. Following the merger, the separate existence of the Sub shall cease, and the Company shall continue as the surviving corporation.

     All of the Company Shares held by the Shareholders shall be converted into and represent the right to receive, on a pro rata basis, shares of the Parent. The Shareholders have the right to receive a maximum of 4,000,000 share of the Parent. As of the date of the Merger Agreement, 997,182 Parent Shares are to be exchanged for the 4,751,108 shares of Common Stock and 7,285,812 shares of Preferred stock outstanding of the Company. If the Company generates recognized revenues that are greater than those of the year ended December 31, 2004 ("Base Year") during the year ending December 31, 2005 ("First Year"), then the Shareholders shall receive, on a pro rata basis, additional Parent Shares, equal to 1.3 multiplied by the difference between the Base Year's recognized revenues and the First Year Period's Recognized Revenues divided by the maximum number of Parent Shares.

     The Company has outstanding certain options and warrant to purchase Company Shares. At the Effective Time of the Merger, all such Company Stock Options shall terminate and immediately expire.

               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On March 28, 2005, Semotus Solutions, Inc., a Nevada corporation ("We" or "Our") acquired Expand Beyond Corporation, a Delaware C Corp ("XB"). Operations of Expand Beyond consist mainly of sales of software products and professional services and support of existing software applications. Expand Beyond's products and services further enhance HipLinkXS's capabilities, and will therefore be added to our HipLinkXS family of products.

We issued an aggregate of 1,910,961 shares of our common stock in exchange for all the outstanding stock of XB. The shareholders of XB have a right to contingent purchase consideration based upon operating performance of XB for which a maximum total of 2,089,039 additional shares of Semotus common stock may be issued over the next two years should certain revenue targets be met.

The acquisition will be accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair values, and the results of XB's operations included in Semotus' consolidated financial statements from the date of the acquisition.

The accompanying unaudited pro forma condensed consolidated financial statements illustrate the effect of the acquisition on Semotus' financial position and results of operations. The unaudited pro forma condensed consolidated balance sheet is based on the historical balance sheets of Semotus and XB as of March 31, 2005 and December 31, 2004, respectively, and assumes that the acquisition took place on the balance sheet date. The unaudited pro forma condensed consolidated statement of operations is based on the historical statements of operations of Semotus and XB for the years ended March 31, 2005 and December 31, 2004, respectively. The pro forma condensed consolidated statement of operations assumes the acquisition took place at the beginning of Semotus' fiscal year.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ. The unaudited pro forma condensed consolidated statement of operations may not be indicative of the actual results which would have been obtained if the acquisition had occurred at the beginning of Semotus' fiscal year.

The accompanying unaudited pro forma condensed consolidated financial statements should be read in conjunction with Semotus' historical financial statements and notes thereto contained in the Company's Annual and Quarterly Reports and the financial statements of XB presented herein.

                             SEMOTUS SOLUTIONS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
           (DOLLARS ARE IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                                                               HISTORICAL
                                                        ------------------------
                                                          SEMOTUS       EXPAND
                                                         MARCH 31,      BEYOND
                                                            2005       DECEMBER     ADJUSTMENTS
                                                         (NOTE 1)      31, 2004      (NOTE 1)     PRO FORMA
                                                        ----------    ----------    ----------    ----------
ASSETS:

CURRENT ASSETS:
  Cash and cash equivalents                             $    1,047    $      633    $     (244)   $    1,436
  Trade receivables                                            210            23           (13)          220
  Prepaid expenses and other current assets                     24            19             2            45
                                                        ----------    ----------    ----------    ----------
      Total current assets                                   1,281           675          (255)        1,701

  Property and equipment, net                                   31           143          (133)           41
  Goodwill, net (Note 2)                                     1,430            --           430         1,860
  Software development costs, net                               --            95           (86)            9
  Other assets                                                  --             5            (5)           --
                                                        ----------    ----------    ----------    ----------
      Total assets                                      $    2,742    $      918    $      (49)   $    3,611
                                                        ==========    ==========    ==========    ==========


LIABILITIES & SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                      $      121    $       12            90    $      223
  Accrued vacation                                              53            13            (8)           58
  Other accrued liabilities                                     51             1            --            52
  Deferred revenue                                             137            61           (19)          179
                                                        ----------    ----------    ----------    ----------
      Total current liabilities                                362            87            63           512
                                                        ----------    ----------    ----------    ----------
      Total liabilities                                        362            87            63           512
                                                        ----------    ----------    ----------    ----------
Commitments and contingencies
                                                        ----------    ----------    ----------    ----------

Convertible preferred stock:
  Series A convertible preferred stock                          --        11,151       (11,151)           --
  Series B convertible preferred stock                          --         3,624        (3,624)           --

SHAREHOLDERS' EQUITY (DEFICIT):
  Common Stock (elimination)                                   246             1            (1)          246
  Common Stock issued as part of acquisition (Note 2)           --            --           719           719
  Additional paid-in capital                                67,979          (502)          502        67,979
  Accumulated other comprehensive loss                         (78)           --            --           (78)
  Accumulated deficit                                      (65,767)      (13,443)       13,443       (65,767)
                                                        ----------    ----------    ----------    ----------
      Total shareholders' equity (deficit)                   2,380       (13,944)       14,663         3,099
                                                        ----------    ----------    ----------    ----------
      Total liabilities and shareholders' equity        $    2,742    $      918    $      (49)   $    3,611
                                                        ==========    ==========    ==========    ==========

                  See accompanying notes to unaudited pro forma condensed consolidated financial information.

                             SEMOTUS SOLUTIONS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           (DOLLARS ARE IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                                                               HISTORICAL
                                                        ------------------------
                                                                        EXPAND
                                                         SEMOTUS        BEYOND
                                                         MARCH 31,     DECEMBER
                                                           2005        31, 2004     ADJUSTMENTS   PRO FORMA
                                                        ----------    ----------    ----------    ----------
Revenues                                                $    1,806    $      302    $       --    $    2,108

Cost of revenues                                               363           132            --           495
                                                        ----------    ----------    ----------    ----------

Gross profit                                                 1,443           170            --         1,613

Operating expenses:
  (Exclusive of depreciation and amortization
    and stock, option and warrant expense)
  Research and development                                     526           324            --           850
  Sales and marketing                                          869           179            --         1,048
  General and administrative                                   839           968            --         1,807
  Stock, option and warrant expense                           (249)           --            --          (249)
  Depreciation and amortization:
      Research and development                                  44            --            --            44
      General and administrative                                76            --            --            76
                                                        ----------    ----------    ----------    ----------

                                                               120            --            --           120
                                                        ----------    ----------    ----------    ----------

      Total operating expenses                               2,105         1,471            --         3,576
                                                        ----------    ----------    ----------    ----------

      Operating loss                                          (662)       (1,301)           --        (1,963)

Net interest income                                             --             7            --             7
Other income                                                     8            --            --             8
                                                        ----------    ----------    ----------    ----------

      Total interest and other income                            8             7            --            15
                                                        ----------    ----------    ----------    ----------

Net loss                                                      (654)       (1,294)           --        (1,948)

Other comprehensive income (loss) -
Translation adjustment                                          (5)           --            --            (5)
                                                        ----------    ----------    ----------    ----------
Comprehensive loss                                      $     (659)   $   (1,294)   $       --    $   (1,953)
                                                        ==========    ==========    ==========    ==========

Net loss per common share:
  Basic                                                 $    (0.03)   $       --    $       --    $    (0.08)
  Diluted                                               $    (0.03)   $       --    $       --    $    (0.08)
                                                        ----------    ----------    ----------    ----------
  Weighted average shares used in per share
      calculation, basic and diluted                    22,755,373            --     1,762,809    24,518,182
                                                        ==========    ==========    ==========    ==========

                  See accompanying notes to unaudited pro forma condensed consolidated financial information.

                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION




(A)  BASIS OF PRESENTATION

Reference is made to the introduction to the unaudited pro forma condensed financial information.



(B)  PRO FORMA ADJUSTMENTS

The pro forma adjustments to the condensed balance sheet are as follows:

     (1) Semotus' Balance Sheet as of March 31, 2005 has been adjusted for the elimination of Expand Beyond's assets acquired and liabilities assumed. Further, adjustments to the Expand Beyond's balance sheet at December 31, 2004 have been made to bring it current to the acquisition date of March 28, 2005.

     (2) To reflect the acquisition of XB and the allocation of purchase price on the basis of fair values of the assets acquired and the liabilities assumed. The components of purchase price and its allocation of assets and liabilities of XB are as follows:

          Components of purchase price:

          Semotus common stock (a)                         1,762,809  shares
          Value of common stock (b)                       $    0.408  per share
                                                          ----------
          Total purchase price                            $  719,226

          XB shareholders' equity (c)                        289,205

          Excess of cost of net assets acquired           $  430,021

          (a) Excludes contingent purchase consideration of up to 191,096 shares that are currently being held in escrow and may be used by Semotus for indemnification purposes related to certain representations given in the Merger Agreement. Also excludes additional contingent purchase consideration of up to 2,089,039 shares that may be issued at the first and/or second annual anniversary of the acquisition should certain revenue targets be met.

          (b) This represents the stock price at which no additional shares will be issued, in accordance with EITF 97-15, "Accounting for Contingency Arrangements Based on Security Prices in a Purchase Business Combination."

          (c) This equates to the fair value of assets acquired and liabilities assumed.



(C)  PRO FORMA LOSS PER SHARE

The reconciliation of the common shares used in the calculation of pro forma basic and diluted loss per share is as follows:


Semotus basic and diluted weighted average shares outstanding        22,755,373
Shares issued in the XB acquisition                                   1,762,809
                                                                    -----------
Pro forma basic and diluted weighted average
      common shares outstanding                                      24,518,182

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.




                                          SEMOTUS SOLUTIONS, INC.



     Date:   June 9, 2005                 By:  /s/ Anthony N. LaPine
                                          Anthony N. LaPine,
                                          President and Chief Executive Officer